Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces May 2019 Catastrophe Loss Estimate

NORTHBROOK, Ill., June 20, 2019 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of May 2019 of $473 million, pre-tax ($374 million, after-tax). Catastrophe losses occurring in May comprised 14 events at an estimated cost of $504 million, pre-tax ($398 million, after-tax), partially offset by favorable reserve reestimates of prior period catastrophe losses. One severe weather event which included tornadoes, wind and hail, primarily impacting the Midwest, accounted for approximately 50% of May estimated catastrophe losses.
Allstate previously announced $290 million, pre-tax ($229 million after-tax), in estimated catastrophe losses for the month of April 2019, bringing estimated catastrophe losses for the second quarter months of April and May 2019 to $763 million, pre-tax ($603 million after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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